BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE
FOR IMMEDIATE RELEASE
June 8, 2012

BLUE DOLPHIN ANNOUNCES 2012 ANNUAL STOCKHOLDERS MEETING RESULTS

Houston, June 8 / Globenewswire / -- Blue Dolphin Energy Company (OTCQX:BDCO) (“Blue Dolphin”), an independent energy company with refining, midstream and upstream operations, today announced the results of its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on June 5, 2012 at 10:00 a.m. Central in Houston, Texas.

At the Annual Meeting Blue Dolphin’s stockholders approved:

-
re-election of five directors (Ivar Siem, Laurence N. Benz, John N. Goodpasture, A. Haag Sherman and Herbert N. Whitney) to Blue Dolphin’s Board of Directors, each of whom shall serve until their successors have been duly elected and qualified, or until their earlier resignation or removal; and

-	ratification of UHY LLP as Blue Dolphin’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Following the adjournment of the Annual Meeting, Ivar Siem, Blue Dolphin’s Chairman of the Board, and Jonathan Carroll, Blue Dolphin’s Chief Executive Officer and President, made a presentation to those in attendance at the Annual Meeting.  The slides from the presentation made by Messrs. Siem and Carroll are available on Blue Dolphin’s website (refer to link on home page).

Blue Dolphin Energy Company (OTCQX: BDCO) is engaged in crude oil and condensate processing, as well as the gathering and transportation and the exploration and production of oil and natural gas. For additional company information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin-energy.com.

Contact:
Jonathan P. Carroll
Chief Executive Officer and President
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to: key supplier failure; loss of market share with or by a key customer; failure to comply with forbearance agreements relating to long-term indebtedness under which Blue Dolphin is in default; failure to realize anticipated benefits of acquired operations; volatility of refining margins; and the factors set forth under the heading “Risk Factors” in Part I, Item 1A of Blue Dolphin’s annual report on Form 10-K for the twelve month period ended December 31, 2011 and the heading “Risk Factors” in Part II, Item 1A of Blue Dolphin’s quarterly report on Form 10-Q for the three month period ended March 31, 2012.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Unless legally required, Blue Dolphin undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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